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Exhibit 4.19

COMMON SECURITIES GUARANTEE AGREEMENT

Prudential Financial Capital Trust II

Dated as of

i

COMMON SECURITIES GUARANTEE AGREEMENT

        This GUARANTEE AGREEMENT (this "Common Securities Guarantee"), dated as of    •    , is executed and delivered by Prudential Financial, Inc., a New Jersey corporation (the "Guarantor") for the benefit of the Holders (as defined herein) from time to time of the Common Securities (as defined herein) of Prudential Financial Capital Trust II, a Delaware statutory trust (the "Issuer").

        WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the "Declaration"), dated as of    •    , among the trustees of the Issuer named therein, the Guarantor, as sponsor, and the holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer is issuing on the date hereof up to $    •    of its    •    % Preferred Securities (stated liquidation amount $    •    per preferred security, having an aggregate liquidation amount of $    •    ) (the "Preferred Securities");

        WHEREAS, pursuant to the Declaration, the Issuer is issuing on the date hereof up to    •    of its    •    % common securities (stated liquidation amount $    •    per common security, having an aggregate liquidation amount of $    •    ) (the "Common Securities");

        WHEREAS, as incentive for the Holders to purchase the Common Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Common Securities Guarantee, to pay to the Holders the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein; and

        WHEREAS, the Guarantor is also executing and delivering a guarantee agreement (the "Preferred Securities Guarantee") in substantially identical terms to this Common Securities Guarantee and of even date with the Common Securities Guarantee for the benefit of the holders of the Preferred Securities, except that if an event of default under the Indenture (as defined herein), has occurred and is continuing, the rights of Holders of the Common Securities to receive Guarantee Payments under this Common Securities Guarantee are subordinated to the rights of holders of Preferred Securities to receive Guarantee Payments under the Preferred Securities Guarantee.

        NOW, THEREFORE, in consideration of the purchase by each Holder of Common Securities, which purchase the Guarantor hereby acknowledges and agrees shall benefit the Guarantor, the Guarantor executes and delivers this Common Securities Guarantee for the benefit of the Holders.

ARTICLE I
DEFINITIONS AND INTERPRETATION

SECTION 1.1 Interpretations.

        In this Common Securities Guarantee, unless the context otherwise requires:

        (a)  capitalized terms used in this Common Securities Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

        (b)  a term defined anywhere in this Common Securities Guarantee has the same meaning throughout;

        (c)  all references to "the Common Securities Guarantee" or "this Common Securities Guarantee" are to this Common Securities Guarantee as modified, supplemented or amended from time to time;

        (d)  all references in this Common Securities Guarantee to Articles and Sections are to Articles and Sections of this Common Securities Guarantee, unless otherwise specified;

        (e)  a term defined in the Trust Indenture Act or the Declaration has the same meaning when used in this Common Securities Guarantee, unless otherwise defined in this Common Securities Guarantee or unless the context otherwise requires; and

        (f)    a reference to the singular includes the plural and vice versa.

SECTION 1.2 Definitions.

        "Common Securities" has the meaning specified in the second Recital.

        "Common Securities Guarantee" has the meaning specified in the Preamble.

        "Debentures" means the series of [subordinated] debt securities of the Guarantor designated the    •    % [Subordinated] Debentures due    •    , held by the Property Trustee (as defined in the Declaration) of the Issuer.

        "Declaration" has the meaning specified in the first Recital.

        "Distributions" has the meaning specified in the Declaration.

        "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Common Securities Guarantee.

        "Guarantee Payments" shall mean the following payments or distributions, without duplication, with respect to the Common Securities, to the extent not paid or made by the Issuer:

        (i)    any accrued and unpaid Distributions which are required to be paid on such Common Securities to the extent the Issuer shall have funds available therefor,

        (ii)  upon a voluntary or involuntary dissolution, winding-up or termination of the Issuer (other than in connection with the distribution of Debentures to the Holders in exchange for Common Securities as provided in the Declaration), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid Distributions on the Common Securities to and including the date of payment, to the extent the Issuer has funds available therefor, and (b) the amount of assets of the Issuer remaining available for distribution to Holders in liquidation of the Issuer (in either case, the "Liquidation Distribution").

If an event of default under the Indenture has occurred and is continuing, the rights of Holders to receive Guarantee Payments under this Common Securities Guarantee are subordinated to the rights of the holders of Preferred Securities to receive guarantee payments under the Preferred Securities Guarantee.

        "Guarantor" has the meaning specified in the Preamble.

        "Holder" shall mean any holder, as registered on the books and records of the Issuer, of any Common Securities.

        "Indenture" means the [Subordinated Debt] Indenture dated as of     •    , among the Guarantor and    •    , as trustee, and any indenture supplemental thereto pursuant to which the Debentures are to be issued to the Property Trustee of the Issuer.

        "Issuer" has the meaning specified in the Preamble.

        "Liquidation Distribution" has the meaning specified under "Guarantee Payments."

        "Majority in liquidation amount of the Common Securities" means, except as provided by the Trust Indenture Act, a vote by Holders voting separately as a class, representing more than 50% of the aggregate liquidation amount (including the stated amount that would be paid on liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all Common Securities.

        "Preferred Securities" has the meaning specified in the first Recital.

        "Preferred Securities Guarantee" has the meaning specified in the fourth Recital.

        "Property Trustee" has the meaning specified in the Declaration.

        "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

ARTICLE II
GUARANTEE

SECTION 2.1 Guarantee.

        (a)  The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by or on behalf of the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

        (b)  If an event of default under the Indenture has occurred and is continuing, the rights of Holders of the Common Securities to receive Guarantee Payments under this Common Securities Guarantee are subordinated to the rights of holders to receive Guarantee Payments under the Preferred Securities Guarantee.

SECTION 2.2 Waiver of Notice and Demand.

        The Guarantor hereby waives notice of acceptance of this Common Securities Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

SECTION 2.3 Obligations Not Affected.

        The obligations, covenants, agreements and duties of the Guarantor under this Common Securities Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

        (a)  the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Common Securities to be performed or observed by the Issuer;

        (b)  any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Common Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

        (c)  the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

        (d)  any invalidity of, or defect or deficiency in, the Common Securities;

        (e)  the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

        (f)    any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 2.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

There shall be no obligation of the Holders to give notice to, or obtain the consent of, the Guarantor with respect to the happening of any of the foregoing.

SECTION 2.4 Rights of Holders.

        (a)  The Holders of a Majority in liquidation amount of the Common Securities may by vote, on behalf of the Holders of all of the Common Securities, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Common Securities Guarantee, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

        (b)  Any Holder may institute a legal proceeding directly against the Guarantor to enforce its rights under this Common Securities Guarantee, without first instituting a legal proceeding against the Issuer or any other Person. Notwithstanding the foregoing, if the Guarantor has failed to make a Guarantee Payment, a Holder may directly institute a proceeding against the Guarantor for enforcement of the Common Securities Guarantee for such payment. The Guarantor waives any right or remedy to require that any action on this Common Securities Guarantee be brought first against the Issuer or any other person or entity before proceeding directly against the Guarantor.

SECTION 2.5 Guarantee of Payment.

        This Common Securities Guarantee creates a guarantee of payment and not of collection.

SECTION 2.6 Subrogation.

        The Guarantor shall be subrogated to all rights, if any, of the Holders against the Issuer in respect of any amounts paid to such Holders by the Guarantor under this Common Securities Guarantee and shall have the right to waive payment by the Issuer pursuant to Section 2.1; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Common Securities Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Common Securities Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

SECTION 2.7 Independent Obligations.

        The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Common Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Common Securities Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (f), inclusive, of Section 2.3 hereof.

ARTICLE III
RANKING

SECTION 3.1 Ranking.

        This Common Securities Guarantee will constitute an unsecured obligation of the Guarantor and will rank [subordinate] in right of payment to all Senior Indebtedness (as defined in the Indenture) of the Guarantor.

SECTION 3.2 Pari Passu Guarantees.

        This Common Securities Guarantee shall rank pari passu with any similar guarantee agreement issued by the Guarantor on behalf of the holders of common securities issued by Prudential Financial Capital Trust II.

ARTICLE IV
TERMINATION

SECTION 4.1 Termination.

        This Common Securities Guarantee shall terminate and be of no further force and effect upon (i) the distribution of the Debentures to the Holders of all of the Common Securities or (ii) full payment of the amounts payable in accordance with the Declaration upon liquidation of the Issuer. Notwithstanding the foregoing, this Common Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of Common Securities must restore payment of any sums paid under the Common Securities or under this Common Securities Guarantee.

ARTICLE V
MISCELLANEOUS

SECTION 5.1 Successors and Assigns.

        All guarantees and agreements contained in this Common Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of Common Securities then outstanding.

SECTION 5.2 Amendments.

        Except with respect to any changes that do not adversely affect the rights of Holders (in which case no consent of Holders will be required), this Common Securities Guarantee may be amended only with the prior approval of the Holders of at least a Majority in liquidation amount of the Common Securities then outstanding. The provisions of Section 12.2 of the Declaration with respect to meetings of Holders apply to the giving of such approval.

SECTION 5.3 Notices.

        All notices provided for in this Common Securities Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by registered or certified mail, as follows:

        (a)  If given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders):

    Prudential Financial, Inc.
    751 Broad Street
    Newark, New Jersey 07102
    Fax: (973) 802-8090
    Attention: Treasurer

        (b)  If given to any Holder, at the address set forth on the books and records of the Issuer.

        (c)  All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

SECTION 5.4 Benefit.

        This Common Securities Guarantee is solely for the benefit of the Holders and is not separately transferable from the Common Securities.

SECTION 5.5 Governing Law.

        THIS COMMON SECURITIES GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS.

        IN WITNESS WHEREOF, the parties hereto have caused this Common Securities Guarantee Agreement to be duly executed as of the date hereof.

PRUDENTIAL FINANCIAL, INC. as Guarantor
By:	Name: Title:

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  Exhibit 4.19
COMMON SECURITIES GUARANTEE AGREEMENT